Exhibit 10.19

Executive Benefit Restoration Plan of

Old Dominion Electric Cooperative

REA #:  47052

Tax-Exempt Cooperative

Intent and Construction.  This Plan is intended to be an unfunded and unsecured plan sponsored and maintained by the Cooperative primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Cooperative.

1.Definitions.  In addition to terms defined in quotations in parentheticals, the following definitions shall apply for purposes of the Plan:

“401(k) Plan” means the qualified defined contribution pension plan adopted by the Cooperative that sponsors this EBR.

“Actuarial Equivalent” means a benefit of equivalent present value as of the date payment commences to a stated benefit value under the Plan, determined in accordance with Section 21 of the Retirement Security Plan (“RS Plan”) (or successor provision); or, if the Cooperative does not sponsor the RS Plan, “Actuarial Equivalent” shall be determined in accordance with the description of Actuarial Equivalent in any addendum to this EBR.

“Addendum” means the attachment to this plan document that describes the eligible plan participants, the dates upon which the substantial risk of forfeiture lapses, the benefit to be restored and the calculation methodology for determining the amount of benefit to be restored under this plan.

“Beneficiary” shall mean the beneficiary of a Participant designated pursuant to Section 8(c).

“Board” means the Board of Directors of the Cooperative.

“Code” means the Internal Revenue Code of 1986, as amended.

“Disability” or Disabled” means the following conditions are met:

(a)	If the Cooperative participated in the RS Plan:
i.

The Participant satisfies the requirements necessary for the receipt of total disability benefits under the Long-Term Disability Plan for Employees of NRECA Member Systems (the “LTD Plan”), as the LTD Plan may be amended from time to time (whether or not the Cooperative for whom the Participant was employed actually participates in the LTD Plan); and

ii.

The Participant has continued to make participant contributions to the RS Plan, if required, for the six-month period commencing with the first day of the month coincident with or next following the date his or her active employment ceased.

(b)	If the Cooperative does not participate in the RS Plan, “Disability” or “Disabled” shall be determined in accordance with the description of Disability in any addendum to this EBR.

“EBR” or the “Plan” means this Executive Benefit Restoration Plan of the Cooperative.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, including regulations and applicable authorities promulgated thereunder.

“Final Average Salary” means the same as the definition of Final Average Salary of Paragraph 2.13 of the RS Plan (or successor provision) or, if the Cooperative does not sponsor the RS Plan, “Final Average Salary” shall be determined in accordance with the description of Final Average Salary contained in any addendum to the EBR as provided by the Cooperative to NRECA.

“Initial Vesting Date” means the date on which the substantial risk of forfeiture first lapses and shall be elected on any Addendum.  After May 1, 2019 each new Participant’s Initial Vesting Date shall be set on the first business day of the calendar year following the Participant’s tenth anniversary as a participant in the Plan.

“NRECA” means the National Rural Electric Cooperative Association.

“Normal Retirement Date” means the date designated by the Cooperative in its RS Plan Adoption Agreement.

“Participant” means an employee of the Cooperative designed by the Cooperative’s Board as a member of a select group of management or highly compensated employees who has been designated as an eligible participant in the EBR.

“Pension Limitation” is defined on any Addendum to this Plan.

“Plan Year” “means the 12-month period beginning on January 1 and ending on December 31.

“Qualified Plan” means either the qualified defined benefit pension plan adopted by the Cooperative or the qualified defined contribution pension plan adopted by the Cooperative.

“RS Plan Benefit Election Date” means the date on or after a Participant’s Normal Retirement Date on which a Participant elects to commence benefits from the RS Plan but has not separated from service and thus may continue to accrue benefits under the RS Plan.

“Retirement Security Plan” or “RS Plan” means the RS Plan or other qualified defined benefit pension plan adopted by the Cooperative that sponsors this EBR.

“Subsequent Vesting Date” means a vesting date occurring after the Initial Vesting Date.

2.	Participation.

(a)

The participants in the EBR eligible for benefits shall be a select group of management or highly compensated employees of the Cooperative whose compensation exceeds the limits of Code § 401(a)(17) and/or whose benefit exceeds the limits of § 415, and who are designated in writing by the Board on any Addendum as participants, and who on the date of their attainment of the Normal Retirement Date, or upon such other date as the Board may designate, have a Pension Limitation, as defined in any Addendum to this EBR, applied to reduce the amount of payment that would otherwise be payable by a Qualified Plan sponsored by NRECA or directly by the Cooperative.

3.	Benefit Payment.

(a)

The EBR Benefit payable for a Participant under the EBR is the amount of the Pension Limitation for the Participant as outlined in any Addendum to this Plan.  A Participant may have multiple Pension Limitations defined on multiple Addenda to this Plan.

(b)	The EBR Benefit shall be paid as a single lump sum as of the vesting date defined on any Addendum to this Plan.

(c)

When calculating an EBR Benefit, the Cooperative shall ensure that periods of benefit service as defined in any Addendum are only included once in any determination of EBR Benefit accruals.  To do so, the Cooperative shall include in the calculation all amounts from any RS Plan:

i.	Paid in cash to the Participant or his or her beneficiary,
ii.	Transferred to any individual retirement account or annuity for the benefit of the Participant or Beneficiary, or
iii.	Transferred to the Participant’s account in the NRECA 401(k) Pension Plan.

(e)	If a Participant attains the stated vesting date, but continues to be employed by the Cooperative, any subsequent EBR accruals are subject to the following conditions:

i.

Subsequent Vesting Date established by the Board, if any, shall not be less than 24 months from the previous vesting date, provided that the Cooperative must establish the subsequent vesting date no later than sixty (60) days following the original vesting date;

ii.

If no Subsequent Vesting Date is established, then the first day of each Plan Year shall be treated for Section 4 as a new Subsequent Vesting Date.  Further benefits under the EBR shall be calculated as of the last day worked in each Plan Year and benefits shall become payable no later than the last day worked in each Plan Year.

iii.

In the event of either (i) or (ii) above, the Pension Limitation shall be calculated for each benefit payment.  In addition, any subsequent EBR Benefit shall be offset to take into account any EBR Benefit previously paid to the Participant by adding the differences between the accrued benefits determined for each of the items (i) and (ii) described in the Pension Limitation definition for the previous payments to the amount under (ii) in the Pension Limitation definition for the current payment.

(f)

If the Cooperative elects to restore benefits using a Defined Benefit EBR Calculation as outlined on any Addendum to this Plan, and if a Participant incurs an RS Plan Benefit Election Date prior to the Participant’s Initial Vesting Date, then the Participant’s Pension Limitation as defined on any Addendum to this Plan shall be determined as of such date and the Participant’s benefit under this Plan shall be based on such amount with respect to participation in the RS Plan through the RS Plan Benefit Election Date.

i.

The lump sum value of such amount may, solely in the discretion of the Cooperative, be credited to an account.  The account shall be adjusted based upon the investment experience of such amount whether held in trust or otherwise separately accounted for, to provide the basis pursuant to which earnings and losses may be attributed and credited to the account of the Participant.  The investment vehicle, vehicles, or funds for purposes of measuring the value of the amount credited to the account of the Participant shall be determined by the Cooperative.  However, the Participant, in the sole discretion of the Cooperative, may designate the investment vehicle to be used for purposes of measuring the value of the amount credited to the account of the Participant.  Neither the trustee of the trust with respect to which assets may be held nor the Cooperative shall be obligated to make actual investments in any such investment vehicles or funds.  The account established pursuant to this subsection (f) shall be maintained for bookkeeping purposes only and shall not represent any actual investment made by the Cooperative or a trust.  The Participant shall at all times remain an unsecured creditor of the Cooperative.  If the Cooperative decides not to credit an account based on investment experience as described in this subsection (f), then the Participant’s benefit under this Plan, if and when paid, shall be based on such amount with respect to periods of participation in the RS Plan through the RS Plan Benefit Election Date.

4.	Benefit Forfeitable by Participant.

(a)

The benefit described in any Addendum to this Plan is subject to a substantial risk of forfeiture.  The benefit shall be forfeited in its entirety if the Participant’s employment with the Cooperative is terminated by Cooperative for Cause or terminated by Participant without Good Reason before the vesting date the Cooperative has specified on any Addendum.  For purposes of this default rule, in the case of a Cooperative’s RS Plan that defines Normal Retirement Date as the earlier of a stated age or completion of a stated years of service, participation, or similar measure, the Normal Retirement Age for vesting shall be the stated age.

(b)

In any event, no forfeiture shall occur if the termination of the Participant’s employment with the Cooperative is caused by death, Disability, termination by Cooperative without Cause, or voluntary termination by Participant for Good Reason.  Only the following shall constitute “Cause” for forfeiture upon Cooperative’s termination of Participant’s employment:

i.	gross incompetence, insubordination, gross negligence, willful misconduct in office or breach of a material fiduciary duty, which includes a material breach of confidentiality, owed to Cooperative;

ii.	conviction of a felony, a crime of moral turpitude or commission of an act of embezzlement or fraud against Cooperative;

iii.

Participant’s material failure to perform a substantial portion of his or her duties and responsibilities; but only after Employer provides Participant written notice of such failure and gives him or her thirty (30) days to remedy the situation, or such failures reoccur after such written notice and an opportunity to cure has been provided;

iv.	deliberate dishonesty of Participant with respect to Cooperative; and

v.

a violation of one of Cooperative’s written policies which is not cured, if curable, within thirty (30) days after written notice is delivered to Participant or such violation reoccurs after such written notice and an opportunity to cure has been provided.

“Good Reason” shall mean the occurrence of one or more of the following events arising without the express written consent of Participant, but only if Participant notifies Cooperative in writing of the event within sixty (60) days following the occurrence of the event, the event remains uncured after the expiration of thirty (30) days from receipt of such notice, and Participant resigns effective no later than thirty (30) days following Cooperative’s failure to cure the event:

i.	a material diminution of Participant’s base salary and/or benefits;

ii.	a material diminution in Participant’s authority, duties, or responsibilities;

iii.

a material diminution in the authority, duties, or responsibilities of the supervisor to whom Participant is required to report, including a requirement that the President and Chief Executive Officer report to a corporate officer or employee instead of reporting directly to the board of directors of Cooperative;

iv.	a material diminution in the budget over which Participant retains authority;

v.	cooperative requiring Participant to be permanently based anywhere other than within fifty (50) miles of Participant’s job location immediately prior to the reassignment; or

vi.	any other action that constitutes a material breach by Cooperative of any employment agreement between Participant and Cooperative.

(c)	Participant’s eligibility for benefits under this plan shall not be transferrable to another employer.

(d)	It is the intention of the Cooperative that the forfeiture provision of this EBR shall constitute a substantial risk of forfeiture as defined in Code § 457(f)(3)(B).

5.	Timing and Form of Payment.

(a)

The EBR Benefit shall be payable to the Participant (or if deceased to his or her Beneficiary) from the general assets of the Cooperative in a lump sum payment immediately upon the lapse of the substantial risk of forfeiture specified by the Cooperative in writing pursuant to Section 4, above, but in no event later than two and a half months following the calendar year in which the lapse of the substantial risk of forfeiture occurs; however, payments received by a Participant in the year following the year of the lapse of the risk of forfeiture shall be treated as includable income for the year the risk of forfeiture lapsed.  The Cooperative has the sole responsibility for compliance with the timely payment of EBR benefits.  Payment of benefits may be delayed if calculation of the Pension Limitation cannot be performed for any reason (including because necessary data is not available or has not been provided to NRECA, or if Qualified Plan benefit elections are pending), but in no event will payment occur later than two and a half months following the calendar year in which the lapse of the substantial risk or forfeiture occurs.  If a Participant has one or more Subsequent Vesting Dates, then payment shall occur no later than two and a half months following the calendar year in which each such Subsequent Vesting Date occurs.

(b)

The Cooperative shall make arrangements to satisfy any federal, state or local income tax withholding requirements, employment taxes, or other requirements applicable to the granting, crediting, vesting, or payment of benefits under the Plan.  There shall be deducted from any payment under the Plan or any other compensation payable to the Participant all taxes which are required to be withheld by the Cooperative in respect to such payment or the Plan.  Determining withholding and payment of taxes shall be the sole responsibility of the Cooperative.

6. Termination and Amendment. The Board may amend any or all provision of this Plan at any time by written instrument identified as an amendment effective as of a specified date.  The EBR may be terminated in whole or in part at any time by action of the Board.  However, no such termination or amendment shall reduce any benefit accrued by a Participant in this Plan prior to the effective date of the termination or amendment.

7.Assets of the Plan and Benefit Payments.  The benefits under this EBR shall be payable from the general assets of the Cooperative.  The Cooperative, in any Addendum to this Plan, may elect to place assets either in an account held at a regulated investment company in the name of the Cooperative or in a grantor trust to provide itself with a source of funds to meet its liabilities under the Plan, provided that the assets of such investment account or such trust remain subject to the general creditors of the Cooperative.  No part of the Participant’s benefit shall be liable for the debts, contracts, or engagements of any Participant, nor shall a Participant’s benefit be subject to execution, levy, attachment, or garnishment.  No Participant (or his or her successor or assigns) shall have any right to alienate, anticipate, sell, transfer, encumber, or assign any benefits or payment hereunder in any manner whatsoever.

8.Death of Participant.

(a)

Death Prior to Vesting Date.  In the event of a Participant’s death prior to his or her attainment of the Initial Vesting Date, the amount of vested benefits to be paid to the Participant’s Beneficiaries is determined using the same calculation methodology used in the Qualified Plan to determine the amount payable to the Participant’s beneficiaries from the Qualified Plan.

(b)

Termination by Cooperative without Cause or Termination by Participant for Good Reason. In the event of termination by Cooperative without Cause, or voluntary termination by Participant for Good Reason prior to his or her attainment of the initial Vesting Date, the amount of vested benefits to be paid to Participant shall be determined pursuant to section three and calculated as of the date of termination.

(c)

Death Following Vesting Date.   In the event of the death of a Participant who has attained an Initial Vesting Date or Subsequent Vesting Date and has received an EBR benefit, the death benefit payable by the EBR is calculated using the same methodology as used by the Qualified Plan to determine the amount of a death benefit payable from the Qualified Plan including, if applicable, any reductions in Qualified Plan payments to beneficiaries.  If the total of all EBR benefits paid previously to the Participant, plus the amount due as a result of death, exceed the total of the EBR benefit, no adjustment of the EBR benefit previously paid will be made.  The EBR benefit will be separately calculated as of the date of death and include the period of service measured from the date of the most recent calculation and payment of an EBR benefit.

(d)

Beneficiary.  A Participant’s Beneficiary shall be designated at such times and on the forms prescribed by the Board.  If the Participant fails to name a Beneficiary, the Beneficiary shall be the Participant’s beneficiary under the RS Plan.

9.Disability.   A Participant who becomes Disabled, and whose participation in the RS Plan continues under the RS Plan waiver, will cease accruing EBR benefits as of the date on which he is determined to be Disabled.  The EBR benefit will be calculated as of the date on which the Participant is declared Disabled, and the Cooperative will distribute the benefit to the Participant within 60 days, but in no event less than 2 ½ months following the end of the calendar year in which the EBR benefit has vested due to Disability.

10.General Administrative Powers and Duties.

(a)

General administration of the Plan shall be placed in the Board.  The Board shall have the power to take all actions required to carry out the provisions of the EBR and shall further have the following powers and duties which shall be exercised in a manner consistent with the provisions of the EBR:

i.	To construe and interpret the provisions of the EBR and make rules and regulations under the EBR to the extent deemed advisable by the Board,

ii.	To decide all questions as to eligibility to become a Participant in the EBR to the extent the Board has not delegated that authority to the Cooperative,

iii.	To decide all questions as to the rights of Participants under the EBR,

iv.	To make any determinations as to the Pension Limitation (as defined in any Addendum to this EBR) to be used when calculating benefits payable under this EBR to any Participant,

iv.	To file or cause to be filed all such reports and other statements as may be required by any federal or state statute, agency or authority for the EBR, and

v.

To do such other acts as it deems necessary to administer the EBR, including the establishment of any vesting date under this EBR, in accordance with the provisions of this EBR or as may be required by law.

11.Grant of Discretion. In discharging the duties assigned to it under the EBR, the Board and its delegates have the discretion and final authority to interpret and construe the terms of the EBR; to determine coverage and eligibility for and amount of benefits under the EBR; to adopt, amend, and rescind rules, regulations and procedures pertaining to its duties under the EBR and the administration of the EBR; and to make all other determinations deemed necessary or advisable for the discharge of its duties or the administration of the EBR.  The discretionary authority of the Board and its delegates is final, absolute, conclusive and exclusive, and binds all parties so long as exercised in good faith.  Any judicial review of any decision of the Board or its delegates shall be limited to the arbitrary and capricious standard of review.

12.Claim Adjudicator.  All claims for benefits under the EBR shall be determined by the Cooperative, which shall be the administrator and named fiduciary of the Plan for purposes of Section 503 of ERISA with respect to adjudication of such claims for benefits under the EBR.

13.Claim Procedure.  Upon the submission of a claim for benefits under the EBR to the Cooperative notice of a decision with respect to the claim shall be furnished within 90 days.  If circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished by the Cooperative to the claimant prior to the expiration of the initial 90 day period.  The notice of extension shall indicate the circumstances requiring the extension and the date by which the notice of the decision with respect to the claim shall be furnished.  Commencement of benefit payment shall constitute notice of approval of a claim to the extent of the amount of approved benefit.  If such claim is wholly or partially denied, such notice shall be in writing and worded in a manner calculated to be understood by the claimant and shall set forth (a) the reason or reasons for the denial, (b) specific reference to pertinent provisions of the EBR on which the denial was based, (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (d) an explanation of the claims review procedure.  If the claimant is not notified of the decision in accordance with this Section, such claim shall be deemed denied and the claimant shall then be permitted to proceed with the claims review procedure provided below.

14.Claims Review Procedure.

(a)

Within 90 days following receipt of notice of a claim denial, or within 90 days following close of the 90-day period referred to in Section 13 of the Plan, the claimant must file an appeal of the denial of a claim in writing with the Board requesting a review of such denial.

(b)

Prior to a decision on the appeal by the Board, the claimant or the claimant’s duly authorized representative may review pertinent documents and submit issues and comments in writing for consideration.  The issues and comments submitted by a claimant or the claimant’s duly authorized representative shall supplement the administrative record on which the appeal is to be decided and should contain all of the additional information the claimant wishes to be considered in the review.

(c)

Within 60 days following receipt of an appeal, the Board shall render a written decision.  If circumstances require an extension of time for reviewing an appeal, written notice of the extension shall be furnished to the claimant or the claimant’s authorized representative prior to the commencement of the extension.  If an extension of time is elected, the Board shall render its decision within 120 days after receipt of the appeal.

(d)

The Board’s decision on the appeal shall be in writing, worded in a manner calculated to be understood by the claimant, and shall set forth (a) the reason or reasons for the decision and (b) specific reference to pertinent provisions of the plan on which the decision is based.

(e)

Any action brought for judicial review of the Board’s decision may be made only after the claims review process is completed and must commence within one year of the date on which the Board renders its final decision to the claimant in writing.

15.	Notices.

(a)	The Cooperative shall notify NRECA in writing upon the occurrence of any of the following events:

i.	The date each plan Participant is vested in the EBR benefit and due a payment,

ii.	The payment of any benefits to a Participant in the EBR, including the amount and time of the benefit payment,

iii.

The adoption, amendment or termination of the EBR, including a copy of the signed EBR as adopted or amended and the Board resolution authorizing such action or the resolution authorizing the termination of the EBR, and

iv.	The date on which the Participant incurs an RS Plan Benefit Election Date under the RS Plan.

(b)	All notices sent to NRECA shall be mailed to the address provided by NRECA in any Consulting Services Agreement to which NRECA and the Cooperative are both a party.

16.No Right to Employment.   Nothing in the EBR shall constitute, nor be interpreted to constitute, a promise or representation of the employment or continued employment of any individual by the Cooperative or other entity.

17.No Waiver or Estoppel.  No term, condition or provision of the EBR shall be deemed to have been waived, and there shall be no estoppel against the enforcement of any provision of the EBR, except by written instrument of the party charged with such waiver or estoppel.  No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

18.Misstatements of Information.  In the event of any misstatement of any fact affecting benefits and eligibility for benefits, the true facts shall be used to determine eligibility and benefits.

19.Applicable Law.  The provisions of this EBR shall be construed according to the laws of the State Virginia, , except as preempted by Federal law and in accordance with the Code and ERISA.

20.Code § 409A.  The Plan is intended to be exempt from Code § 409A as a short-term deferral plan because benefits under the Plan must be paid no later than two and a half months following the calendar year in which the lapse of the substantial risk of forfeiture occurs.  However, to the extent that for any reason any benefit provided under the Plan is treated as deferred compensation for purposes of Code § 409A, then notwithstanding any provision to the contrary in this EBR, each provision in this EBR shall be interpreted to comply with Code § 409A and the guidance issued thereunder.  Any provision of the EBR that would conflict with such requirements shall not be valid or enforceable.

IN WITNESS WHEREOF, Cooperative has caused this document to be executed effective as of April 9, 2019.

Old Dominion Electric Cooperative
Cooperative

(Seal)

Date: 04/09/2019	By: /s/ J. William Andrew
Board Chairman

Addendum to the Executive Benefit Restoration Plan

Old Dominion Electric Cooperative

Tax-Exempt Cooperative

Section 1:  Description of Benefit

This plan is designed to restore benefits limited under a Qualified Plan.  Where designated, the benefits provided under this EBR shall be referred to as the Pension Limitation and determined under the following methodology:

“Pension Limitation” means the difference between (i) the single sum equivalent of the Participant’s accrued benefit from the RS Plan as calculated by NRECA without limitations provided in either Code § 401(a)(17), Code § 415, or both; and (ii) the Participant’s accrued benefit from the RS Plan as calculated by NRECA after application of the limitations of Code § 401(a)(17), Code § 415, or both; each of which is generally calculated at the time a Participant is entitled to a payment hereunder.  For purposes of determining a Participant’s Pension Limitation, the definitions and rules in the RS Plan shall apply to this Plan, unless otherwise provided herein.  The Pension Limitation may be capped at a certain dollar amount as described below.

The Participants listed on this Addendum shall receive benefits under this Plan as shown below.  Under no circumstances shall a Participant or other Employee who is not listed on this Addendum be entitled to the benefits described in this Addendum.

All Participants listed on this Addendum shall receive benefits calculated in the manner elected by the Cooperative on this Addendum.  The Cooperative shall elect one of the calculation methods listed as calculation methods, 1, 2, 3, 4, 5, or 6.  If a Participant is listed on both this Addendum and one or more other Addenda adopted by the Cooperative, then the Participant shall be eligible for the benefit calculations described on each Addendum.

EBR Plan Service

For purposed of calculating a benefit for each Participant in the EBR listed on this Addendum, the Cooperative will:

☐  Use all Qualified Plan service earned at NRECA member cooperatives

☒  Use only Qualified Plan service earned while employed by the Cooperative

☐  Use all Qualified Plan service earned from [insert date of employment].

Defined Benefit EBR Calculation

Benefit Calculation Method 1

☒  The portion of the Pension Limitation attributable to Code §§ 401(a)(17) and 415

☐  This benefit shall not exceed [insert dollar amount]

☒  This benefit shall not have a specific dollar limitation

Benefit Calculation Method 2

☐  The Pension Limitation determined by only applying Code § 401(a)(17) and disregarding the Pension Limitation attributable to Code § 415.

☐  This benefit shall not exceed [insert dollar amount]

☐  This benefit shall not have a specific dollar limitation

Benefit Calculation Method 3

☐  The portion of the Pension Limitation attributable to Code § 415, after first applying Code § 401(a)(17) in the determination of benefits

☐  This benefit shall not exceed [insert dollar amount]

☐  This benefit shall not have a specific dollar limitation

Defined Contribution EBR Calculation

Benefit Calculation Method 4

☐  The following amount annually [insert dollar amount credited to a nominal benefit accumulation account]:

The above account shall be credited with interest as follows [describe]

Benefit Calculation Method 5

☐  The amount of the Co-op’s annual elected matching contribution of [insert percent] % under the 401(k) Plan that is restricted under Code § 401(a)(17) and an additional matching contribution of [insert percent] %.

The above account shall be credited with interest as follows [describe]

Section 2.  Participants and Vesting Dates

The terms and conditions described in this Addendum for the purpose of earning, and vesting in the benefits under this plan will apply to the following Participant(s):

	Participant	Vesting Date
1.	Marcus Harris	January 2, 2029
2.	Bryan Rogers	January 2, 2029
3.	Kirk Johnson	January 2, 2030
4.
5.

Section 3.  Lapse of Substantial Risk of Forfeiture

The lapse of the substantial risk of forfeiture occurs when the Participant attains their vesting date, and shall cause the Participant to become 100% vested in the value of the EBR benefit determined as of the vesting date.  Such benefit shall be includable as income in the year that the substantial risk of forfeiture lapses.

Section 4.  Plan Provisions EBR

All terms and conditions of the EBR plan document shall apply as described in the document to which the Addendum is a part.  This Addendum serves to identify the Participants of the EBR, the methodology of determining the benefits payable to each Participant, and the event that causes the substantial risk of forfeiture to lapse and does not otherwise alter any terms and conditions of the EBR.

Section 5.  Assets of the Plan and Benefit Payments.

As described in Section 7 of the Plan, the Cooperative hereby makes an election as to whether to invest assets at a regulated investment company or place assets in a grantor trust:

☒  The Cooperative does elect to set aside assets as described above.

☐  The Cooperative does not elect to set aside assets as described above.

Addendum Effective Date:

This Addendum describes the benefits under the Executive Benefit Restoration (EBR) Plan adopted by Old Dominion Electric Cooperative, the Cooperative, effective April 10, 2019.